Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-182118), Form S-8 (No. 333-129525), Form S-8 (No. 333-128776) and Form S-8 (No. 333-60353) of Birner Dental Management Services, Inc. of our report dated March 28, 2014, relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10‑K of Birner Dental Management Services, Inc. for the year ended December 31, 2013.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
March 28, 2014